Exhibit 8.1

List of Significant Subsidiaries and Consolidated Variable Interest Entity of

17 Education & Technology Group Inc.

Subsidiaries	Place of Incorporation
Sunny Education (HK) Limited	Hong Kong
Shanghai Yiqi Zuoye Information Technology Co., Ltd.	People’s Republic of China
Beijing Yiqi Education & Technology Co., Ltd.	People’s Republic of China

Consolidated Variable Interest Entity	Place of Incorporation
Beijing Xiaofeng Online Technology Co., Ltd.	People’s Republic of China
Shanghai Hexu Information Technology Co., Ltd.	People’s Republic of China
Beijing Yiqi Education Information Consultation Co., Ltd.	People’s Republic of China

Subsidiaries of Consolidated Variable Interest Entity	Place of Incorporation
Beijing Yiqi Science Technology Co., Ltd.	People’s Republic of China
Beijing Haidian District Yiqi Education Training School	People’s Republic of China
Taizhou Jiaojiang Yiqi Education Training School Co., Ltd.	People’s Republic of China
Shang Li Qi Di Education Technology (Tianjin) Co., Ltd.	People’s Republic of China
Qi Mai Information Technology (Shanghai) Co., Ltd.	People’s Republic of China
Beijing Yiqi Information Technology Co., Ltd.	People’s Republic of China